Exhibit (a)(5)(H)

STATE OF MINNESOTA	DISTRICT COURT

COUNTY OF CARVER	FIRST JUDICIAL DISTRICT

CASE TYPE: CIVIL

IN RE FSI INTERNATIONAL, INC.	Lead Case No. [10-cv-12-1118]

SHAREHOLDER LITIGATION	CLASS ACTION

/

This Document Relates to:

ELIZABETH KUZIO, Individually and on	:	Case No. 10-cv-12-1118
Behalf of All Others Similarly Situated and	:
Derivatively on Behalf of Nominal Defendant	:
FSI International, Inc.,	:
Plaintiffs,	:
vs.	:	PLAINTIFF ELIZABETH KUZIO’S
DONALD S. MITCHELL, JAMES A.	:	NOTICE OF DISMISSAL OF ALL
BERNARDS, TERRENCE W. GLARNER,	:	DEFENDANTS
STAN K. YARBRO, DAVID V. SMITH,	:
TOKYO ELECTRON LIMITED, and RB	:
MERGER CORP.,	:
Defendants,	:
vs.	:
:
FSI INTERNATIONAL, INC.,	:
:
Nominal Defendant.	:
:
:
:
:
:

TO THE COURT AND ALL PARTIES OF RECORD:

PLEASE TAKE NOTICE that pursuant to Rule 41.01(a)(1) of the Minnesota Rules of Civil Procedure, plaintiff Elizabeth Kuzio hereby voluntarily dismisses her claims against defendants Donald S. Mitchell, James A. Bernards, Terrence W. Glamer, Stan. K. Yarbro, David V. Smith, Tokyo Electron Limited, RB Merger Corp., and FSI International, Inc., without prejudice in the above-captioned matter.

DATED: September 25, 2012	REINHARDT WENDORF & BLANCHFIELD GARRETT D. BLANCHFIELD (#209855)

/s/ Garrett D. Blanchfield
Garrett D. Blanchfield
Brant D. Penney (#316878)
E-1250 First National Bank Bldg.
332 Minnesota Street
St. Paul, MN 55101
Telephone: 651/287-2100
651/287-2103 (fax)

ROBBINS GELLER RUDMAN & DOWD LLP
STUART A. DAVIDSON
CULLIN A. O’BRIEN
MARK J. DEARMAN
CHRISTOPHER C. MARTINS
120 East Palmetto Park Road, Suite 500
Boca Raton, FL 33432
Telephone: 561/750-3000
561/750-3364 (fax)

WILLIE BRISCOE
THE BRISCOE LAW FIRM, PLLC
8117 Preston Road, Suite 300
Dallas, TX 75225
214/706-9314
214/706-9315 (fax)

Attorneys for Plaintiff

State of Minnesota – County of Carver; District Court- First Judicial District

Elizabeth Kuzio v. Donald S. Mitchell, et al

STATE OF MINNESOTA	)
	) ss.	AFFIDAVIT OF SERVICE
COUNTY OF RAMSEY	)	Court File No.: 10-cv-12-1118

Kathleen A. Schulte, being first duly sworn, deposes and says that on September 25, 2012, she caused the following documents:

Plaintiff Elizabeth Kuzio’s Notice of Dismissal of her claims against all Defendants to be served upon the following parties as indicated below:

Wendy J. Wildung (By Email)	Richard Wilson (By Email)
Leif T. Simonson (By Email)	Emily Rome (By Email)
Justin P. Krypel (By Email)	MASLON EDLEMAN BORMAN AND
FAEGRE BAKER DANIELS LLP	BRAND
2200 Wells Fargo Center	3300 Wells Fargo Center
90 South Seventh Street	90 South Seventh Street
Minneapolis, MN 55402-3901	Minneapolis, MN 55402
Wendy.Wildung@faegrebd.com	Rich.wilson@maslon.com
Leif.Simonson@faegrebd.com	Emily.rome@maslon.com
Justin.Krypel@faegrebd.com

Michael Davitt (By Email)
Thomas R. Jackson (By Email)
JONES DAY
2727 North Harwood Street
Dallas, Texas 75201-1515 mldavitt@jonesday.com trjackson@onesday.com

/s/ Kathleen A. Schulte

Subscribed and sworn to before me this 25th day of September, 2012.

/s/ Shirley A. Kosek
Notary Public